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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant

                                           JURISDICTION OF                   NAMES UNDER WHICH
         NAME OF SUBSIDIARY                INCORPORATION                 SUBSIDIARY DOES BUSINESS

1.  American Dental Laser GmbH               Germany                       American Dental Laser GmbH